EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 USC. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with this Annual Report on Form 10-K of Insmed Incorporated (the "Company") for the period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William H. Lewis, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 USC. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:
(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William H. Lewis
William H. Lewis
Chair and Chief Executive Officer (Principal Executive Officer)

February 20, 2025
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Insmed Incorporated under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.